UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31929	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

383 Madison Avenue, New York, New York 10179
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a special distribution made to holders of the Certificates issued by the Select Notes Trust LT 2003-5.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

1.	Trustee's Report (EOP Redemption) with respect to the November 22, 2019 Distribution Date for the Select Notes Trust LT 2003-5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ James G. Millard
________________________________
Name: James G. Millard
Title: President

November 22, 2019

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Report (EOP Redemption) with respect to the November 22, 2019 Distribution Date for the Select Notes Trust LT 2003-5	5

Exhibit 1

To the Holders of:

Select Notes Trust Long Term Certificates Series 2003-5
                CUSIP:  81619PAE7

Please forward this notice to beneficial holders.

Notice Distribution

Reference is made to the Base Trust Agreement, dated as of April 2, 2002 (the “Base Trust”), between Structured Obligations Corporation (“SOC”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Select Notes Trust Supplement LT 2003-3 thereto in respect of the Trust, dated as of November 19, 2003, (the “Series Supplement” and, together with the Base Trust, the “Trust Agreement”).  The assets of the Trust include $3,000,000 principal amount of 7.875 Notes due July 15, 2031 (the “E O P Notes”) issued by E O P Operating LP Cusip 268766BV3 (the “Underlying Securities Issuer”).  All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

For DTCC: The following distribution for cusip 81619PAE7 will take place on Friday, November 22, 2019.

Beginning Certificate Balance: 36,170,000; Per $1,000 = 1,000
Ending Certificate Balance: 33,170,000; Per $1,000 = 917.05833564
Principal Payment: $3,000,000; Per $1,000 = 82.94166436
Premium or Dividend: $1,764,326.72; Per $1,000 = 48.77873155

Description of Events:

On November 1, 2019 the Underlying Securities Issuer paid proceeds for a full redemption of the E O P Notes.  In accordance with the Trust Agreement, effective October 31, 2019, the Certificate Principal Balance has been reduced to $33,170,000, which is $917.05833564 per $1,000 original face amount of Certificates.  The Trust Agreement provides that the Trustee deliver written notice to registered Certificateholders.  The redemption proceeds received were as follows:

Principal of $4,773,736.44 at 1.59124548 per $1 on $3,000,000 original face
Interest Coupon $69,562.50 for the period 7/15/19 to 10/31/19

The proceeds of such redemption will be distributed on Friday, November 22, 2019 in the following order of priority:

•	$69,562.50: To the Advancing Party, amounts advanced in respect of the E O P Notes
•	$9,409.73: To the Advancing Party, amounts advanced in overpayment on 11/15/19 for interest accrued from 10-31-19 to 11-15-19.
•	$3,000,000 Principal, $1,764,326.71 Premium: The remaining amount of $4,764,326.71 to the Certificateholders, pro rata, in accordance with each Certificateholder’s Certificate Principal Balance.

Please note that a redemption of Underlying Securities also constitutes a Pass-Through Rate Adjustment Event under the Trust Agreement.  The Pass-Through Rate has been adjusted by the Calculation Agent to 5.694151% effective November 15, 2019 payable on the December 16, 2019 Interest Distribution Date.  If there is no further Pass-Through Rate Adjustment and/or reduction in the Aggregate Certificate Principal Balance under the Trust Agreement prior to December 16, 2019, the December 16, 2019 Interest Distribution will be $4.745125833 per $1,000 original face amount of Certificates.

Holders with questions about this notice should direct them, in writing, to: U.S. Bank National Association, Corporate Trust Services, Bondholder Communications, 60 Livingston Avenue, St. Paul, MN 55107, U.S.A.  Holders may also contact Bondholder Communications at (800) 934-6802.

The Trustee may conclude that a specific response to particular inquiries from individual holders is not consistent with equal and full dissemination of information to all holders.  Holders should not rely on the Trustee as their sole source of information.  The Trustee makes no recommendations and gives no investment advice.

U.S. Bank Trust National Association as Trustee	November 20, 2019

cc:  Standard & Poor’s Ratings Services
       55 Water Street
       New York, NY 10041

      Structured Obligations Corporation
      Attn:  Chadwick Parson
      270 Park Avenue
      New York, NY 10017